UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant   ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒  Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

PDS BIOTECHNOLOGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following video of Frank Bedu-Addo, Ph.D., the Chief Executive Officer and President of PDS Biotechnology Corporation will be posted on the PDS Biotechnology Corporation website and various social media platforms.

Visual:

Transcript:

Hello.  My name is Frank Bedu-Addo, I am the Chief Executive Officer of PDS Biotechnology Corporation.  I would like a few moments to speak with you on an important matter.

We are approaching the Special Meeting of Stockholders of PDS Biotechnology Corporation to be held on January 19, 2022.  At the Special Meeting we are asking stockholders to vote on the ratification of the prior approval of the second amended and restated PDS Biotechnology Corporation 2014 equity incentive Plan.  We urge you to vote your shares as soon as possible and we encourage you to vote “FOR” the ratification of the prior approval of the second amended and restated PDS Biotechnology Corporation 2014 equity incentive plan in alignment with our board of directors’ recommendation.

The Board, the Compensation Committee and management believe that the effective use of stock-based incentive compensation is vital to our ability to operate and to ensure our employees continue to execute toward achieving strong performance in the future. The 2014 Plan will allow us to continue to maintain the key policies and practices adopted by our management and Board to align employee and stockholder interests. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the 2014 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors.

We have retained a proxy solicitor to assist in the solicitation of proxies and provide related advice and informational support.  If you would like to discuss the proposal or have any questions regarding how to vote, you may contact Morrow Sodali LLC by phone at (203) 658-9400. We strongly encourage you to vote “FOR” the ratification of the prior approval of the second amended and restated PDS Biotechnology Corporation 2014 equity incentive plan by casting your vote online at www.ProxyVote.com prior to Wednesday January 19, 2022 so that your vote may be counted before the meeting.

Your vote is critical to the approval of this proposal.  Finally we would like to thank you for your interest and continued support in PDS Biotechnology.

Have a good day

Important Additional Information Regarding Proxy Solicitation

PDS Biotechnology Corporation (the “Company”) has filed a definitive proxy statement and form of proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for s Special Meeting of Stockholders (the “Special Meeting”) of the Company to be held on January 19, 2022 at 9 a.m. Eastern Time (the “Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the Special Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in the Company’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.